Exhibit 99.1

For investors:

Mark H. Tubb, 205-745-2627
mark.tubb@walterenergy.com
or
For media:
William Stanhouse, 205-745-2664
william.stanhouse@walterenergy.com

Walter Energy Announces Fourth Quarter and Full Year 2014 Results

Full-Year 2014 Highlights: Reduced Met Coal Cash Cost of Sales Per Ton by 13%; Reduced SG&A Expenses by 28%; Capital Expenditures Totaled $93 million

Fourth Quarter 2014 Highlights: Reduced Met Coal Cash Cost of Sales Per Ton by 6%; Reduced SG&A Expenses by 23%; Capital Expenditures Totaled $23 million

Liquidity Totaled $481 million; Cash Improved by Over $200 Million Year-Over-Year

BIRMINGHAM, AL  — Feb. 17, 2015 — Walter Energy, Inc. (NYSE:WLT), a leading, publicly traded “pure-play” producer of metallurgical (“met”) coal for the global steel industry, today announced results for the quarter and year ended December 31, 2014.

“We remain focused on improving our operational performance while implementing cost containment measures across our Company,” said Walt Scheller, Chief Executive Officer. “For the full year 2014, we aggressively reduced costs - both in operational and administrative areas - all while improving production efficiency at our mines; opportunistically restructured our balance sheet to enhance liquidity and provide additional financial flexibility; and ensured that our emphasis on safety remained paramount,” said Scheller. “As 2015 unfolds, we will maintain our focus on improving safety, increasing productivity and reducing costs.”

Full-Year 2014 Consolidated Financial Results

Walter Energy reported a net loss in 2014 of $470.6 million, or $7.10 per diluted share, compared with a net loss of $359.0 million, or $5.74 per diluted share, in 2013. Included in the Company's financial results are non-cash income tax charges and credits, restructuring and asset impairment costs, transportation take-or-pay costs, gains on the early extinguishment of debt and other items. Excluding these items, the adjusted net loss for 2014 was $449.8 million, or $6.79 per diluted share. The adjusted net loss for 2013 totaled $237.3 million, or $3.79 per diluted share.
Fourth Quarter 2014 Consolidated Financial Results

Walter Energy reported a net loss of $128.1 million, or $1.83 per diluted share, in the fourth quarter of 2014 compared with a net loss of $174.3 million, or $2.79 per diluted share, in the fourth quarter of 2013. Adjusted net loss for the fourth quarter of 2014 was $137.6 million, or $1.97 per diluted share, as compared with an adjusted net loss for the prior-year period of $63.6 million, or $1.02 per diluted share. A reconciliation of net loss to adjusted net loss is provided in the Company’s “Reconciliation of Non-GAAP Financial Measures” included with this release.

Consolidated revenues totaled $285.6 million, compared with $472.0 million in the fourth quarter of 2013, reflecting a decrease in average met coal selling prices of $25.19 per metric ton (“MT”) and a decline in met coal sales of 0.9 million metric tons (“MMTs”). Fourth quarter results also reflected a reduction in met coal cash cost of sales of $6.15 per ton and a 23% reduction in selling, general and administrative (“SG&A”) expenses.

Cost of sales in the fourth quarter of 2014 includes costs associated with idling the Company's Canadian mining operations of $8.5 million, representing idle mine costs of $6.5 million and transportation take-or-pay charges of $2.0 million, and $7.1 million of lower of cost or market charges as a result of changes in estimates, which includes haulage and washing costs associated with inventories at our Canadian operations.

In November 2014, the Company issued 3.9 million shares of common stock and paid $5.2 million in cash in exchange for $52.0 million principal amount of 9.875% Senior Notes due 2020, resulting in a net gain of $32.8 million. This debt retirement will reduce annual interest expense by approximately $5.1 million.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the quarter was a loss of $15.0 million, and adjusted EBITDA was a loss of $24.3 million, compared with EBITDA of $59.9 million and adjusted EBITDA of $59.2 million for the fourth quarter 2013. A reconciliation of net loss to EBITDA and adjusted EBITDA is provided in the Company’s “Reconciliation of Non-GAAP Financial Measures” included with this release.

Metallurgical Coal Sales Volume and Pricing

Met coal sales volumes, including both hard coking coal (“HCC”) and low-volatility (“low-vol”) pulverized coal injection product (“PCI”), totaled 2.0 MMTs, compared with 2.9 MMTs in the prior-year comparable quarter. The decline in met coal sales volumes was primarily due to reduced sales of coal from the idled Canadian mining operations.

HCC sales volumes totaled 1.8 MMTs, compared with 2.4 MMTs in 2013. The average selling price for HCC was $109.92 per MT, down from $137.39 per MT in 2013.

Low-vol PCI sales volumes totaled 0.2 MMTs, down 0.4 MMTs from the prior-year comparable quarter. The selling price for low-vol PCI averaged $99.64 per MT, compared with $118.63 per MT in 2013.

Metallurgical Coal Cash Cost of Sales

Met coal cash cost of sales for the quarter averaged $101.37 per MT, an improvement of $6.15 per MT, or 5.7%, compared with 2013. Performance in the quarter was driven primarily by continued reductions in mining costs, partially offset by the impact of higher than expected costs related to long wall moves.

Full-year cash cost of sales in the Company's underground Alabama operations averaged $94.92 per MT, slightly better than the previous full-year 2014 target of $96.00 per MT.

Metallurgical Coal Production

Met coal production was 1.8 MMTs in the quarter, compared with 3.2 MMTs in the prior-year period, with the decrease primarily resulting from the idling of the Canadian mining operations. Met coal production in Canada for the prior-year quarter totaled 1.0 MMTs. Production volumes were also lower in the Company's Alabama underground operation due to the unfavorable effect of longwall moves in the current-year-period.

Met coal cash cost of production averaged $72.51 per MT, compared with $68.02 per MT in the prior-year comparable quarter, with the increase in the current-year period primarily the result of increased costs due to longwall moves.

Other Expenses

SG&A expenses totaled $15.6 million, compared with $20.3 million in the prior-year quarter reflecting our continued focus on cost reduction.

Interest expense, net totaled $77.8 million compared with $64.3 million in the prior-year period. The increase was primarily due to an increase in long-term debt and higher interest rates.
Income Taxes
The Company recognized an income tax benefit of $22.6 million in the current quarter, compared with a net tax charge of $91.0 million in the fourth quarter of 2013. The 2013 income tax expense included a $111.2 million non-cash charge for the establishment of a valuation allowance against certain of the Company’s U.S. deferred tax assets that had been recorded in prior periods.

Capital Expenditures

Capital expenditures totaled $23.3 million, compared with $45.2 million in the prior-year period, which reflects the Company’s continued focus on disciplined spending in light of ongoing weak market conditions. Capital expenditures for the full-year 2014 totaled $93.0 million, compared with $153.9 million for 2013.

Liquidity

Available liquidity was $481.2 million at the end of 2014, consisting of cash and cash equivalents of $468.5 million plus $12.7 million in availability under the Company’s $76.9 million revolving credit facilities, net of outstanding letters of credit of $64.2 million.

Outlook

The Company expects met coal sales to total 8.5 to 9.0 MMTs in 2015. Capital expenditures in 2015 are expected to be in line with 2014, and the Company expects to further reduce SG&A expenses by 10%. Cash interest expense is expected to approximate $265 million for the year.

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this release, the Company has presented the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted net loss and Average Cash Cost of Sales per Ton. These non-GAAP financial measures are provided as supplemental information for financial measures prepared in accordance with GAAP. Management believes that these non-GAAP financial measures provide additional insights into the performance of the Company, and they reflect how management analyzes Company performance and compares that performance against other companies. These non-GAAP measures may not be comparable to other similarly titled measures used by other entities. A reconciliation of non-GAAP to GAAP financial measures is provided in the financial section of this release.

Conference Call Webcast

The Company will hold a webcast to discuss its fourth quarter and full year 2014 results today, February 17, 2015, at 10:00 a.m. ET. To listen to the live event, visit www.walterenergy.com.

About Walter Energy

Walter Energy is a leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to steel producers in Europe, Asia and South America. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 2,700 employees, with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting Walter Energy and are subject to various risks, uncertainties and factors relating to Walter Energy’s operations and business environment, all of which are difficult to predict and many of which are beyond Walter Energy’s control, which could cause Walter Energy’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from Walter Energy’s forward-looking statements: unfavorable economic, financial and business conditions; a substantial or extended decline in pricing, demand, and other factors beyond Walter Energy’s control; failure of Walter Energy’s customers to honor or renew contracts; Walter Energy’s ability to collect payments from its customers; inherent risks in coal mining that are beyond Walter Energy’s control; title defects preventing Walter Energy from (or resulting in additional costs for) mining its mineral interests; concentration of Walter Energy’s mining operations in a limited number of areas; a significant reduction of or loss of purchases by Walter Energy’s largest customers; unavailability or uneconomical transportation for Walter Energy’s coal; significant competition and foreign currency fluctuation; significant cost increases and fluctuations, and delay in the delivery of raw materials, mining equipment and purchased components; work stoppages, labor shortages and other labor relations matters; Walter Energy’s ability to hire and retain a skilled labor force; risks associated with Walter Energy’s reclamation and mine closure obligations; inaccuracies in Walter Energy’s estimates of coal reserves; Walter Energy’s ability to develop or acquire coal reserves in an economically feasible manner; challenges to Walter Energy’s licenses, permits and other authorizations; failure to meet project development and expansion targets; risks associated with operating in foreign jurisdictions; risks associated with environmental, health and safety laws and regulations; risks associated with federal, state and provincial regulatory agencies’ authority to order temporary or permanent closure of Walter Energy’s mines; increased focus by regulatory authorities on the effects of surface coal mining on the environment; risks related to climate change concerns; risks related to Walter Energy’s operations’ impact on the environment; risks related to Walter Energy’s indebtedness; Walter Energy’s ability to generate cash for its financial obligations, to refinance its indebtedness or to obtain additional financing; Walter Energy’s ability to incur additional indebtedness; restrictions in Walter Energy’s existing and future debt agreements; events beyond Walter Energy’s control that may result in an event of default under one or more of its debt instruments; downgrades in Walter Energy’s credit ratings; failure to obtain or renew surety bonds on acceptable terms that could affect Walter Energy’s ability to secure reclamation and coal lease obligations; costs associated with Walter Energy’s pension and benefits, including post-retirement benefits; costs associated with Walter Energy’s workers’ compensation and certain medical and disability benefits; adverse rulings in current or future litigation; Walter Energy’s ability to attract and retain key personnel; Walter Energy’s ability to identify or integrate suitable acquisition candidates to promote growth; volatility in the price of Walter Energy’s common stock; Walter Energy’s ability to pay regular dividends to stockholders; Walter Energy’s exposure to indemnification obligations; risks associated with terrorist attacks and threats and escalation of military activity in response to such attacks; risks associated with cyber-attacks or other security breaches; and other risks and uncertainties including those described in Walter Energy’s filings with the SEC. Forward-looking statements made by Walter Energy in this release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the risk factors in Walter Energy’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available on Walter Energy’s website at www.walterenergy.com and on the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Walter Energy to predict these events or how they may affect it or its anticipated results. Walter Energy has no duty to, and does not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

WALTER ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
($ in thousands, except per share and share amounts)
Unaudited

	For the three months ended December 31,		For the years ended December 31,
	2014	2013	2014	2013
Revenues:
Sales	$271,669	$462,999	$1,374,422	$1,836,343
Miscellaneous income	13,894	8,997	32,923	24,288
	285,563	471,996	1,407,345	1,860,631

Costs and expenses:
Cost of sales (exclusive of depreciation and depletion) (1)	275,196	374,444	1,266,757	1,558,305
Depreciation and depletion	57,872	79,018	262,525	311,514
Selling, general and administrative	15,636	20,318	72,015	99,994
Other postretirement benefits	13,869	14,743	55,476	58,900
Restructuring and asset impairments (2)	28,592	1,184	57,508	2,883
	391,165	489,707	1,714,281	2,031,596

Operating loss	(105,602)	(17,711)	(306,936)	(170,965)
Interest expense, net (3)	(77,838)	(64,269)	(295,903)	(221,583)
Gain (loss) on extinguishment of debt (4)	32,771	—	33,673	(6,875)
Other income (loss), net	—	(1,402)	646	(1,418)
Loss before income tax benefit	(150,669)	(83,382)	(568,520)	(400,841)
Income tax expense (benefit) (5)	(22,572)	90,961	(97,952)	(41,838)
Net loss	$(128,097)	$(174,343)	$(470,568)	$(359,003)

Basic and diluted net loss per share	$(1.83)	$(2.79)	$(7.10)	$(5.74)

Weighted average number of basic and diluted shares outstanding (6)	70,028,113	62,577,145	66,299,837	62,563,870

Comprehensive loss	$(187,316)	$(78,492)	$(526,358)	$(250,411)

(1)     Cost of sales for the three months and year ended December 31, 2014 includes idle mine costs of approximately $6.5 million and $19.1 million, respectively, and transportation take-or-pay charges of approximately $2.0 million and $9.6 million, respectively, related to the idling of the Canadian Operations.

(2)     The three months and year ended December 31, 2014 primarily includes an asset impairment charge of $28.5 million recognized upon classifying certain assets and liabilities of the Gauley Eagle operations as assets and liabilities held for sale. The year ended December 31, 2014 also includes an asset impairment charge of $23.1 million related to the sale of the Blue Creek Coal Terminal and related parcels of land and severance charges of $5.9 million primarily incurred in connection with the idling of the Canadian operations. The three months and year ended December 31, 2013 include restructuring and asset impairment charges in connection with the closure and curtailment of certain mine operations.

(3)     Interest expense for the three months and year ended December 31, 2014 reflects an increase in the effective interest rates on our outstanding debt due to amendments to our 2011 Credit Agreement and refinancing of long-term debt through the issuance of senior notes in 2013 and 2014.

(4)    Gain (loss) on extinguishment of debt for the three months ended December 31, 2014 represents a net gain of $32.8 million recognized upon the extinguishment of $52.0 million of 9.875% Senior Notes in exchange for shares of common stock and cash. The gain for the year ended December 31, 2014 also includes a net gain of $21.3 million recognized upon the extinguishment of $60.0 million of 9.875% Senior Notes in exchange for shares of common stock and cash substantially offset by $20.4 million in accelerated amortization of deferred financing costs associated with the refinancing of term loan A debt and amendments to the 2011 Credit Agreement. The loss for the year ended December 31, 2013 includes a net loss on extinguishment of debt associated with the refinancing of term loan A and B debt through the issuance of senior notes in March and September of 2013. The prior period statement has been revised to present gain (loss) on extinguishment of debt, previously classified in interest expense and other income (loss), as a component of the gain (loss) on extinguishment of debt.

(5)     Income tax expense (benefit) for the three months and year ended December 31, 2013 includes a non-cash charge of $111.2 million for the recognition of a valuation allowance against certain of the Company’s deferred tax assets.

(6)    In periods of net loss, the number of shares used to calculate diluted earnings per share is the same as that used to calculate basic earnings per share.

WALTER ENERGY, INC. AND SUBSIDIARIES
RESULTS BY OPERATING SEGMENT
($ in thousands)
Unaudited

	For the three months ended December 31,		For the years ended December 31,
	2014	2013	2014	2013
REVENUES:
U.S. Operations	$254,521	$333,805	$1,166,226	$1,331,308
Canadian and U.K. Operations	30,608	137,305	237,584	527,989
Other	434	886	3,535	1,334
Revenues	$285,563	$471,996	$1,407,345	$1,860,631

OPERATING INCOME (LOSS):
U.S. Operations	$(66,633)	$36,003	$(118,009)	$58,371
Canadian and U.K. Operations	(37,538)	(46,574)	(183,180)	(209,709)
Other	(1,431)	(7,140)	(5,747)	(19,627)
Operating loss	$(105,602)	$(17,711)	$(306,936)	$(170,965)

DEPRECIATION AND DEPLETION:
U.S. Operations	$37,292	$35,946	$150,701	$167,668
Canadian and U.K. Operations	19,997	42,461	109,368	141,696
Other	583	611	2,456	2,150
Depreciation and depletion	$57,872	$79,018	$262,525	$311,514

CAPITAL EXPENDITURES:
U.S. Operations	$22,089	$42,462	$85,333	$133,407
Canadian and U.K. Operations	656	1,919	4,387	18,331
Other	521	780	3,279	2,158
Capital expenditures	$23,266	$45,161	$92,999	$153,896

WALTER ENERGY, INC. AND SUBSIDIARIES
QUARTERLY SUPPLEMENTAL FINANCIAL DATA
(Ton information in 000's metric tons and dollars in USD)
Unaudited

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	U.S. Operations	Canadian and U.K. Operations	Total	U.S. Operations	Canadian and U.K. Operations	Total
Total Metallurgical
Sales Metric Tons	1,785	232	2,017	1,864	1,034	2,898
Production Metric Tons	1,777	—	1,777	2,165	998	3,163
Average Net Selling Price	$109.95	$102.23	$109.06	$138.67	$126.29	$134.25
Average Cash Cost of Sales per Ton (1)(2)	$97.82	$128.62	$101.37	$93.63	$132.55	$107.52
Average Cash Cost of Production per Ton (1)	$72.51	$—	$72.51	$60.40	$84.54	$68.02
Low Vol Hard Coking
Sales Metric Tons	1,098	—	1,098	1,000	45	1,045
Production Metric Tons	1,007	—	1,007	1,228	—	1,228
Average Net Selling Price	$111.59	$—	$111.59	$143.76	$145.05	$143.81
Average Cash Cost of Sales per Ton (1)(2)	$96.08	$—	$96.08	$90.28	$130.10	$91.92
Average Cash Cost of Production per Ton (1)	$73.00	$—	$73.00	$58.63	$139.65	$58.67
Mid Vol Hard Coking
Sales Metric Tons	566	63	629	755	443	1,198
Production Metric Tons	654	—	654	789	558	1,347
Average Net Selling Price	$106.99	$109.10	$107.20	$133.54	$133.80	$133.64
Average Cash Cost of Sales per Ton (1)(2)	$99.72	$110.14	$100.77	$98.17	$139.57	$113.47
Average Cash Cost of Production per Ton (1)	$68.99	$—	$68.99	$59.60	$85.60	$70.37
High Vol Hard Coking
Sales Metric Tons	121	—	121	109	—	109
Production Metric Tons	116	—	116	148	—	148
Average Net Selling Price	$108.84	$—	$108.84	$117.12	$—	$117.12
Average Cash Cost of Sales per Ton (1)(2)	$104.76	$—	$104.76	$111.87	$—	$111.87
Average Cash Cost of Production per Ton (1)	$88.10	$—	$88.10	$79.37	$—	$79.37
Low Vol PCI
Sales Metric Tons	—	169	169	—	546	546
Production Metric Tons	—	—	—	—	440	440
Average Net Selling Price	$—	$99.64	$99.64	$—	$118.63	$118.63
Average Cash Cost of Sales per Ton (1)(2)	$—	$131.57	$131.57	$—	$127.07	$127.07
Average Cash Cost of Production per Ton (1)	$—	$—	$—	$—	$83.14	$83.14
Thermal
Sales Metric Tons	129	10	139	494	6	500
Production Metric Tons	164	3	167	454	16	470
Average Net Selling Price	$69.84	$131.76	$74.25	$59.50	$96.38	$59.92
Average Cash Cost of Sales per Ton (1)(2)	$85.90	$449.22	$111.77	$52.32	$320.77	$55.36
Average Cash Cost of Production per Ton (1)	$45.90	$792.35	$61.22	$41.20	$121.98	$44.01

(1)      Average Cash Cost of Sales per Ton is based on reported Cost of Sales and includes items such as freight, royalties, manpower, fuel and other similar production and sales cost items but excludes depreciation, depletion, postretirement benefits, idle mine costs and transportation take-or-pay charges. Average Cash Cost of Production per Ton is based on period costs of mining and includes items such as manpower, fuel and other similar production items but excludes depreciation, depletion, postretirement benefits, idle mine costs, transportation take-or-pay charges and actuarial adjustments. Average Cash Cost of Sales per Ton is a non-GAAP financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles ("GAAP") and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe Average Cash Cost of Sales per Ton is a useful measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance. Average Cash Cost of Sales per Ton may not be comparable to similarly titled measures used by other companies.

(2)    Reconciliation of Cash Cost of Sales per Ton to Cost of Sales as disclosed (in thousands USD):

	Three Months Ended December 31,
	2014	2013
Cash cost of sales as calculated from above (sales tons times average cash cost per ton)	$219,999	$339,273
Canada idle mine costs	6,487	—
Canada transportation take-or-pay charges	1,956	—
Actuarial adjustments	8,777	(2,940)
Cash cost of other products	37,977	38,111
Total cost of sales (exclusive of depreciation and depletion)	$275,196	$374,444

WALTER ENERGY, INC. AND SUBSIDIARIES
ANNUAL SUPPLEMENTAL FINANCIAL DATA
(Ton information in 000's metric tons and dollars in USD)
Unaudited

	Twelve Months Ended December 31, 2014			Twelve Months Ended December 31, 2013
	U.S. Operations	Canadian and U.K. Operations	Total	U.S. Operations	Canadian and U.K. Operations	Total
Total Metallurgical
Sales Metric Tons	7,826	1,845	9,671	7,143	3,795	10,938
Production Metric Tons	7,723	1,564	9,287	8,041	3,600	11,641
Average Net Selling Price	$115.51	$114.27	$115.27	$144.89	$135.93	$141.78
Average Cash Cost of Sales per Ton (1)(2)	$94.56	$130.14	$101.34	$102.36	$143.06	$116.48
Average Cash Cost of Production per Ton (1)	$67.75	$90.44	$71.57	$66.94	$103.00	$78.09
Low Vol Hard Coking
Sales Metric Tons	4,883	—	4,883	4,264	187	4,451
Production Metric Tons	4,741	—	4,741	4,904	102	5,006
Average Net Selling Price	$118.28	$—	$118.28	$150.86	$139.99	$150.43
Average Cash Cost of Sales per Ton (1)(2)	$88.98	$—	$88.98	$96.52	$187.54	$100.17
Average Cash Cost of Production per Ton (1)	$62.37	$—	$62.37	$59.83	$154.33	$61.75
Mid Vol Hard Coking
Sales Metric Tons	2,347	657	3,004	2,226	1,653	3,879
Production Metric Tons	2,468	563	3,031	2,379	1,637	4,016
Average Net Selling Price	$111.82	$125.19	$114.75	$141.64	$144.96	$143.05
Average Cash Cost of Sales per Ton (1)(2)	$107.28	$138.41	$114.08	$115.27	$149.51	$129.86
Average Cash Cost of Production per Ton (1)	$75.26	$92.08	$78.38	$77.99	$113.04	$92.27
High Vol Hard Coking
Sales Metric Tons	596	—	596	653	—	653
Production Metric Tons	514	—	514	758	—	758
Average Net Selling Price	$107.33	$—	$107.33	$112.20	$—	$112.20
Average Cash Cost of Sales per Ton (1)(2)	$90.17	$—	$90.17	$110.96	$—	$110.96
Average Cash Cost of Production per Ton (1)	$81.37	$—	$81.37	$78.28	$—	$78.28
Low Vol PCI
Sales Metric Tons	—	1,188	1,188	—	1,955	1,955
Production Metric Tons	—	1,001	1,001	—	1,861	1,861
Average Net Selling Price	$—	$108.22	$108.22	$—	$127.91	$127.91
Average Cash Cost of Sales per Ton (1)(2)	$—	$123.67	$123.67	$—	$133.34	$133.34
Average Cash Cost of Production per Ton (1)	$—	$89.12	$89.12	$—	$91.36	$91.36
Thermal
Sales Metric Tons	887	76	963	1,722	22	1,744
Production Metric Tons	621	27	648	1,916	70	1,986
Average Net Selling Price	$68.06	$122.95	$72.37	$63.80	$90.50	$64.13
Average Cash Cost of Sales per Ton (1)(2)	$79.76	$193.71	$88.71	$68.23	$390.24	$72.27
Average Cash Cost of Production per Ton (1)	$52.91	$360.09	$65.77	$51.75	$98.34	$53.40

(1)      Average Cash Cost of Sales per Ton is based on reported Cost of Sales and includes items such as freight, royalties, manpower, fuel and other similar production and sales cost items but excludes depreciation, depletion, postretirement benefits, idle mine costs and transportation take-or-pay charges. Average Cash Cost of Production per Ton is based on period costs of mining and includes items such as manpower, fuel and other similar production items but excludes depreciation, depletion, postretirement benefits, idle mine costs, transportation take-or-pay charges and actuarial adjustments. Average Cash Cost of Sales per Ton is a non-GAAP financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe Average Cash Cost of Sales per Ton is a useful measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance. Average Cash Cost of Sales per Ton may not be comparable to similarly titled measures used by other companies.

(2)     Reconciliation of Cash Cost of Sales per Ton to Cost of Sales as disclosed (in thousands USD):

	Twelve Months Ended December 31,
	2014	2013
Cash cost of sales as calculated from above (sales tons times average cash cost per ton)	$1,065,487	$1,400,097
Canada idle mine costs	19,148	—
Canada transportation take-or-pay charges	9,586	—
Actuarial adjustments	8,777	(2,940)
Cash cost of other products	163,759	161,148
Total cost of sales (exclusive of depreciation and depletion)	$1,266,757	$1,558,305

WALTER ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
Unaudited

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$468,532	$260,818
Trade receivables, net	91,057	149,116
Other receivables	127,037	132,647
Inventories	201,598	312,647
Deferred income taxes	16,819	37,067
Prepaid expenses	46,190	39,022
Other current assets	19,542	18,031
Total current assets	970,775	949,348
Mineral interests, net	2,836,801	2,905,002
Property, plant and equipment, net	1,466,297	1,637,552
Other long-term assets	112,256	98,958
TOTAL ASSETS	$5,386,129	$5,590,860

LIABILITIES AND STOCKHOLDERS' EQUITY
Current debt	$12,327	$9,210
Accounts payable	38,980	92,712
Accrued expenses	125,318	133,870
Pension and other postretirement benefits obligation (1)	29,032	37,125
Other current liabilities	215,952	206,984
Total current liabilities	421,609	479,901
Long-term debt	3,123,643	2,769,622
Pension and other postretirement benefits obligation (1)	641,231	572,768
Deferred income taxes	730,685	822,867
Other long-term liabilities	187,380	193,008
TOTAL LIABILITIES	5,104,548	4,838,166
STOCKHOLDERS' EQUITY	281,581	752,694
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,386,129	$5,590,860

(1) Prior periods have been revised to present current and long-term pension benefit obligations, previously classified in other current liabilities and other long-term liabilities, respectively, as a component of pension and other postretirement benefit obligations.

WALTER ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CHANGES
IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2014
($ in thousands, except per share amounts)
Unaudited

	Total	Common Stock	Capital in Excess of Par Value	Accumulated Deficit	Accumulated Other Comprehensive Loss
Balance at December 31, 2013	$752,694	$626	$1,613,256	$(698,930)	$(162,258)

Net loss	(470,568)	—	—	(470,568)	—
Other comprehensive income	(55,790)	—	—	—	(55,790)
Stock issued upon the exercise of stock options	108	—	108	—	—
Dividends paid, $0.04 per share	(2,625)	—	(2,625)	—	—
Stock-based compensation	8,170	—	8,170	—	—
Issuance of common stock in connection with the extinguishment of debt	49,895	94	49,801	—	—
Other	(303)	—	(303)	—	—
Balance at December 31, 2014	$281,581	$720	$1,668,407	$(1,169,498)	$(218,048)

WALTER ENERGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Unaudited

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO AMOUNTS REPORTED UNDER US GAAP:

($ in thousands)	For the three months ended December 31,		For the years ended December 31,
	2014	2013	2014	2013
Net loss	$(128,097)	$(174,343)	$(470,568)	$(359,003)
Interest expense, net	77,838	64,269	295,903	221,583
Income tax expense (benefit)	(22,572)	90,961	(97,952)	(41,838)
Depreciation and depletion expense	57,872	79,018	262,525	311,514
Earnings before interest, income taxes, and depreciation and depletion (EBITDA)	(14,959)	59,905	(10,092)	132,256
Restructuring and asset impairments	28,592	1,184	57,508	2,883
(Gain) loss on extinguishment of debt	(32,771)	—	(33,673)	6,875
Canada transportation take-or-pay charges	1,956	—	9,586	—
Loss on investment	—	1,336	—	1,336
Gain on sale of assets	(5,616)	—	(5,616)	—
Other items, including proxy contest expenses and foreign currency adjustments	(1,513)	(3,170)	(3,736)	5,682
(Gain) loss on interest rate swap hedge ineffectiveness	—	(51)	(296)	184
Adjusted EBITDA	$(24,311)	$59,204	$13,681	$149,216

RECONCILIATION OF ADJUSTED NET LOSS TO AMOUNTS REPORTED UNDER US GAAP:

	For the three months ended December 31,		For the years ended December 31,
($ in thousands)	2014	2013	2014	2013
Net loss	$(128,097)	$(174,343)	$(470,568)	$(359,003)
Restructuring and asset impairments	28,592	1,184	57,508	2,883
(Gain) loss on extinguishment of debt	(32,771)	—	(33,673)	6,875
Canada transportation take-or-pay charges	1,956	—	9,586	—
Gain on sale of assets	(5,616)	—	(5,616)	—
Loss on investment	—	1,336	—	1,336
Other items, including proxy contest expenses and foreign currency adjustments	(1,513)	(3,170)	(3,736)	5,682
(Gain) loss on interest rate swap hedge ineffectiveness	—	(51)	(296)	184
Estimated income tax effect of above adjustments	(177)	185	(3,052)	(6,447)
Discrete income tax charge from valuation allowance adjustments	—	111,210	—	111,210
Adjusted net loss	$(137,626)	$(63,649)	$(449,847)	$(237,280)

Weighted average number of basic and diluted shares outstanding	70,028,113	62,577,145	66,299,837	62,563,870

Adjusted basic and diluted loss per share	$(1.97)	$(1.02)	$(6.79)	$(3.79)

(1)     EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and depletion expense. EBITDA is a financial measure which is not calculated in conformity with GAAP and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe that EBITDA is a useful measure as some investors and analysts use EBITDA to compare us against other companies and to help analyze our ability to satisfy principal and interest obligations and capital expenditure needs. EBITDA may not be comparable to similarly titled measures used by other companies.

(2)     Adjusted EBITDA is defined as EBITDA further adjusted to exclude restructuring and asset impairment charges, gain (loss) on extinguishment of debt, Canada transportation take-or-pay charges, gain (loss) on sales of assets and investments, other items including proxy contest expenses and foreign currency adjustments and (gain) loss on interest rate swap hedge ineffectiveness. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our results of operations.  Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under GAAP.  We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations.  Furthermore, analogous measures are used by industry analysts to evaluate our operating performance.  Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

(3)     Adjusted net loss is defined as net loss excluding restructuring and asset impairment charges, gain (loss) on extinguishment of debt, Canada transportation take-or-pay charges, gain (loss) on sales of assets and investments, other items including proxy contest expenses and foreign currency adjustments, (gain) loss on interest rate swap hedge ineffectiveness and certain discrete income tax charges from valuation allowance adjustments.  Adjusted net loss is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted net loss are significant to a reader in understanding and assessing our results of operations.  Therefore, Adjusted net loss should not be considered in isolation, nor as an alternative to net loss under GAAP.

WALTER ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
Unaudited

	For the years ended December 31,
	2014	2013
OPERATING ACTIVITIES
Net loss	$(470,568)	$(359,003)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and depletion	262,525	311,514
Deferred income tax expense (benefit)	(70,939)	16,518
Tax effect from stock-based compensation arrangements	—	717
Amortization of debt issuance costs	15,418	18,717
(Gain) loss on extinguishment of debt	(33,673)	6,875
Impairment charges	51,556	—
Other	18,751	1,151
Decrease (increase) in current assets:
Receivables	47,471	(24,918)
Inventories	92,821	3,599
Prepaid expenses and other current assets	(7,269)	13,775
Increase (decrease) in current liabilities:
Accounts payable	(51,229)	(4,117)
Accrued interest	13,106	11,130
Accrued expenses and other current liabilities	(7,674)	(23,034)
Cash flows used in operating activities	(139,704)	(27,076)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(92,999)	(153,896)
Proceeds from sale of property, plant and equipment	30,112	—
Proceeds from sale of investments	—	1,559
Other	488	1,824
Cash flows used in investing activities	(62,399)	(150,513)
FINANCING ACTIVITIES
Proceeds from issuance of debt	869,800	897,412
Retirements of debt	(427,165)	(515,195)
Dividends paid	(2,625)	(16,889)
Tax effect from stock-based compensation arrangements	—	(717)
Proceeds from stock options exercised	108	279
Debt issuance costs	(27,748)	(41,588)
Other	(303)	(293)
Cash flows provided by financing activities	412,067	323,009
EFFECT OF FOREIGN EXCHANGE RATES ON CASH	(2,250)	(1,203)
Net increase in cash and cash equivalents	207,714	144,217
Cash and cash equivalents at beginning of period	260,818	116,601
Cash and cash equivalents at end of period	$468,532	$260,818